UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Lineage Cell Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2173 Salk Ave., Suite 200 Carlsbad, CA 92008 (442) 287-8990 www.lineagecell.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 11, 2024

To the Shareholders of Lineage Cell Therapeutics, Inc.:

The 2024 annual meeting of shareholders (the “Meeting”) of Lineage Cell Therapeutics, Inc. (“Lineage,” “we,” “us,” and “our”) will be held at 2173 Salk Avenue, Suite 200, Carlsbad, CA 92008 on June 11, 2024 at 8:00 a.m. Pacific Time for the following purposes:

1.
To elect eight directors to hold office until the 2025 annual meeting of shareholders and until their respective successors are duly elected and qualified.
2.
To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
3.
To approve, on an advisory basis, the compensation paid to our named executive officers.
4.
To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the accompanying Proxy Statement, which forms a part of this notice and is incorporated herein by reference.

All shareholders are cordially invited to attend the Meeting. Our board of directors has fixed the close of business on April 19, 2024 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you expect to attend the Meeting, please vote as soon as possible. You may authorize a proxy to vote your shares via the Internet, by telephone, or—if you have received and/or requested paper copies of our proxy materials by mail—by signing, dating and returning the proxy card in the envelope provided. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

/s/ Brian M. Culley
Brian M. Culley
Chief Executive Officer and Director
Carlsbad, California
April 29, 2024

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 11, 2024

The board of directors (“Board”) of Lineage Cell Therapeutics, Inc. (“Lineage,” “we,” “us” and “our”) is soliciting proxies for use at our 2024 annual meeting of shareholders (the “Meeting”) to be held at 2173 Salk Avenue, Suite 200, Carlsbad, CA 92008 on June 11, 2024 at 8:00 a.m. Pacific Time, including any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on June 11, 2024: This Proxy Statement and our 2023 Annual Report are available at www.proxydocs.com/LCTX.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Why am I receiving these materials?

We have prepared these proxy materials, including this Proxy Statement and the related proxy card, because our Board is soliciting your proxy to vote at the Meeting. This Proxy Statement summarizes information related to your vote at the Meeting. All shareholders of record at the close of business on April 19, 2024, the record date for the Meeting, and those who hold a valid proxy on their behalf, are cordially invited to attend the Meeting in person. However, you do not need to attend the Meeting to vote your shares. Instead, you may simply submit your proxy in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials, or if you elected to receive printed copies of the proxy materials, you may submit your proxy by completing, signing and returning the enclosed proxy card. See also, “How do I vote?” below.

The proxy materials were first sent or made available to our shareholders on or about April 29, 2024.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail?

As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are making our proxy materials available to shareholders electronically via the Internet. Accordingly, we are sending the Notice of Internet Availability of Proxy Materials by mail to our shareholders of record containing instructions on how to access the proxy materials and vote by proxy. All shareholders can access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request the delivery of a printed set of proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Who can vote at the Meeting?

Only shareholders of record at the close of business on April 19, 2024, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting. On the record date, 188,798,145 of our common shares were issued and outstanding.

Shareholder of Record: Common Shares Registered in Your Name

If your common shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are the shareholder of record with respect to those common shares, and we are sending these proxy materials directly to you. As the shareholder of record, you may vote in person at the Meeting or via one of the methods described in the Notice of Internet Availability of Proxy Materials or in the proxy card if you received a printed or electronic copy of the proxy materials. Whether or not you plan to attend the Meeting in person, we urge you to vote before the Meeting to ensure your vote is counted.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Bank, or Nominee

If your common shares are held by a broker, bank, or nominee, then you are considered the beneficial owner of common shares held in “street name,” and the Notice of Internet Availability of Proxy Materials or the proxy materials, as appropriate, are being forwarded to you by your broker, bank, or nominee. As the beneficial owner of common shares held in “street name,” you have the right to direct your broker, bank, or nominee how to vote those shares and you are invited to attend the Meeting if you obtain a legal proxy from your broker, bank, or nominee. However, because you are not the shareholder of record, you may not vote in person at the Meeting unless you obtain a legal proxy from your broker, bank, or nominee. See also, “How do I vote?” below.

How can I attend the Meeting?

You are entitled to attend the Meeting only if you are (1) a shareholder of record as of the record date or (2) a beneficial owner of shares held in “street name” as of the record date and you obtain a legal proxy from the broker, bank, or nominee who holds your shares.

For directions to the meeting, please visit www.proxydocs.com/LCTX.

What am I voting on?

These are the proposals scheduled for a vote at the Meeting:

•
Proposal 1: To elect eight directors to hold office until the 2025 annual meeting of shareholders and until their respective successors are duly elected and qualified.
•
Proposal 2: To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (the “Ratification of Auditors Proposal”).
•
Proposal 3: To approve, on an advisory basis, the compensation paid to our named executive officers.

How many votes do my shares represent?

Each common share is entitled to one vote on all matters that may be acted upon at the Meeting, except that shareholders are entitled to cumulate their votes in the election of directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one director nominee or spread their votes among two or more director nominees as they see fit. No shareholder is entitled to cumulate votes for a director nominee unless such nominee’s name has been placed in nomination prior to the vote and the shareholder has given notice at the Meeting, prior to the voting, of the shareholder’s intention to cumulate his or her votes. If any shareholder has given such notice, all shareholders may cumulate their votes. Discretionary authority to cumulate votes is hereby solicited by our Board if any shareholder gives notice of such shareholder’s intention to exercise the right to cumulative voting. In that event, our Board will instruct the proxy holders to vote all shares represented by proxies in a manner that will result in the approval of the maximum number of directors from the nominees selected by our Board that may be elected with the votes held by the proxy holders.

What are the Board’s recommendations?

Our Board recommends that our shareholders vote “For” each director nominee identified in this Proxy Statement and “For” Proposals 2 and 3.

How do I vote?

In the election of directors, you may vote “For” or you may “Withhold” your vote from each director nominee. For Proposals 2 and 3, you may vote “For” or “Against” or “Abstain” from voting.

Shareholder of Record: Common Shares Registered in Your Name

If you are the shareholder of record:

•
By Internet: You may vote at www.proxypush.com/LCTX, 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on June 10, 2024.
•
By Telephone: You may vote using a touch-tone telephone by calling (866) 490-6839, 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 10, 2024.
•
By Mail: If you request printed copies of the proxy materials by mail, you may vote by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and we receive it in time to vote, the individuals named in the proxy card will vote your shares as you have directed.
•
In Person: You may attend the Meeting and vote in person even if you have already voted by proxy.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Bank, or Nominee

If you are the beneficial owner of common shares held in “street name,” you may instruct your broker, bank, or nominee how to vote those shares using the voting instruction form provided to you by your broker, bank, or nominee. Because you are not the shareholder of record for those shares, you may not vote in person at the Meeting unless you obtain a legal proxy from your broker, bank, or nominee giving you the right to vote at the Meeting. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Meeting. If you desire to vote in person at the Meeting, please contact the broker, bank, or nominee that holds your shares for instructions regarding obtaining a legal proxy.

What if another matter is properly brought before the Meeting?

At this time, our Board knows of no matters that will be presented for consideration at the Meeting other than those described in this Proxy Statement. If you vote your shares by proxy over the Internet, by telephone or by signing and returning your proxy card by mail and any other matter is properly brought before the Meeting or any adjournment or postponement thereof, the person(s) named in the proxy card as “proxies” will have authority to vote on those matters as he, she or they deem advisable, in their discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the mailed Notices of Internet Availability of Proxy Materials and/or proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and nominees for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

If you receive more than one Notice of Internet Availability of Proxy Materials or proxy card, your common shares are registered in more than one name or are registered in different accounts. To ensure that all of your shares are voted, please follow the voting instructions in each Notice of Internet Availability of Proxy Materials or complete, sign, date and return each proxy card.

Can I revoke or change my vote after submitting my proxy?

You may revoke your proxy and change your vote at any time before the applicable voting deadlines for the Meeting. If you are the record holder of your common shares, you may revoke your proxy in any one of four ways:

•
submit another properly completed proxy card with a later date;
•
vote again by Internet or telephone at a later time (only the latest Internet or telephone proxy submitted prior to the Meeting will be counted);
•
send a written notice to us at 2173 Salk Avenue, Suite 200, Carlsbad, CA 92008; Attention: Corporate Secretary; or
•
attend the Meeting and vote in person (attending the Meeting will not, by itself, revoke your proxy or change your vote).

If your shares are held by your broker, bank, or nominee, please follow the instructions provided by them.

How will my shares be voted if I do not specify how they should be voted?

Shareholder of Record: Common Shares Registered in Your Name

If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board, then your common shares will be voted at the Meeting in accordance with our Board’s recommendation on all matters presented for a vote at the Meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your common shares for a particular director nominee or proposal or for all the director nominees and proposals, then as to each nominee and proposal for which you do not so indicate your voting choice, your shares will be voted in accordance with our Board’s recommendation.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Bank, or Nominee

If you are a beneficial owner of shares held in street name and do not provide your broker, bank, or nominee that holds your shares with specific voting instructions, then your broker, bank, or nominee may generally vote your shares in their discretion on “routine” matters but not on “non-routine” matters.

Routine and non-routine proposals

The Ratification of Auditors Proposal is considered to be a routine matter. Therefore, no broker non-votes are expected on this proposal.

All other proposals described in this Proxy Statement are considered non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Therefore, broker non-votes may exist in connection with all the proposals described in this Proxy Statement other than the Ratification of Auditors Proposal.

What constitutes a quorum?

The presence at the Meeting, in person or by proxy, of holders representing a majority of our outstanding common shares as of the record date for the Meeting, constitutes a quorum at the meeting, permitting us to conduct business at the Meeting.

Your common shares will be counted as present for the purpose of determining a quorum at the Meeting if you (1) properly vote by proxy (online, by phone, or by mailing a proxy card or a voting instruction form to your broker, fiduciary, or nominee) or (2) are entitled to vote and are present in person at the Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining whether a quorum is present. If a quorum is not present, the chairman of the Meeting or the holders of a majority of common shares present at the Meeting, either in person or by proxy, may adjourn the Meeting to solicit additional proxies and reconvene the Meeting at a later date.

If a quorum is present at the Meeting, what vote is required to approve each proposal?

The election of directors will be determined by a plurality of the votes cast by the shareholders entitled to vote on the election of directors. Accordingly, the nominees receiving the most “FOR” votes from the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors will be elected.

The approval of each of Proposals 2 and 3 requires the affirmative vote of a majority of both: (1) the shares present in person or represented by proxy and voting at the Meeting; and (2) the shares required to constitute a quorum.

If a quorum is present at the Meeting, what is the effect of withheld votes, abstentions, and broker non-votes on the outcome of a proposal?

With respect to the election of directors in Proposal 1, neither a “WITHHELD” vote nor a broker non-vote will be counted in determining the outcome of such proposal.

With respect to each of Proposals 2 and 3, only “FOR” and “AGAINST” votes will be counted for purposes of determining the votes received in connection with each proposal. Broker non-votes and abstentions will have no effect on determining the outcome of a proposal except to the extent that broker non-votes and abstentions results in the number of affirmative votes with respect to such proposal being less than the required quorum.

Am I entitled to dissenters’ rights or appraisal rights?

No. Our shareholders are not entitled to dissenters’ rights or appraisal rights on any matter being submitted to shareholders at the Meeting.

How can I find out the voting results?

We expect to announce preliminary voting results at the Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Meeting.

BOARD OF DIRECTORS

Set forth below are the names, ages, Board committee assignments, tenure, and certain biographical information of our directors as of April 25, 2024, each of whom is being nominated for election at the Meeting.

We are deeply saddened to have lost one of our valuable Board members in April 2024, Alfred D. Kingsley. Mr. Kingsley had served as Chairman of our Board since July 2009. Mr. Kingsley developed an intimate knowledge of our business in his role as our financial advisor before he joined our Board. Mr. Kingsley has been instrumental in structuring our equity and debt financings, and in the transition of our business focus into the field of cell therapy, and the business acquisitions that have helped us expand the scope of our business.

Name	Age	Director Since
Michael H. Mulroy	58	October 2014
Dipti Amin	60	April 2021
Deborah Andrews	66	April 2014
Don M. Bailey	78	March 2020
Neal C. Bradsher, CFA	58	July 2009
Brian M. Culley	53	September 2018
Anula Jayasuriya	67	May 2021
Angus C. Russell	68	December 2014

Michael H. Mulroy. Mr. Mulroy was appointed Chairman of the Board in April 2024. Mr. Mulroy served as the Chief Executive Officer and a member of the board of directors of Asterias Biotherapeutics, Inc. (AST) from June 2017 until our acquisition of Asterias in March 2019. In April 2020, Mr. Mulroy joined Magtrol Inc., a leading manufacturer of motor test equipment and hysteresis brakes and clutches, on a part-time basis, where he also serves on its board of directors. Prior to joining Asterias, Mr. Mulroy served as a Senior Advisor to CamberView Partners, LLC (now part of PJT Partners Inc.), which assists companies in connection with investor engagement and complex corporate governance issues. Prior to its sale in 2014, Mr. Mulroy served as Executive Vice President, Strategic Affairs and General Counsel and Corporate Secretary of Questcor Pharmaceuticals, Inc. (QCOR). Mr. Mulroy joined Questcor in 2011 as Chief Financial Officer, General Counsel and Corporate Secretary. From January 2017 to July 2019, Mr. Mulroy served as a member of the board of directors of AgeX Therapeutics, Inc. (AGE), a biotechnology company focused on the development and commercialization of novel therapeutics targeting human aging. Mr. Mulroy earned his J.D. degree from the University of California, Los Angeles and his B.A. degree in economics from the University of Chicago. Mr. Mulroy brings to our Board his experience as the Chief Executive Officer of a publicly traded biotechnology company and member of a senior management team of a larger biopharmaceutical company that experienced a period of rapid growth. Mr. Mulroy also brings to our Board his experience in corporate finance and investor relations.

Dipti Amin, MBBS, FFPM, MRCGP, DCPSA, DCH, DRCOG, DGM. Dr. Amin currently serves as a non-executive director of the University of Hertfordshire, a position she has held since September 2018. Dr. Amin previously served as a non-executive director of Cambridge Innovation Capital from November 2017 to March 2020, as a director of Maaya Associates Ltd. from August 2017 through the end of 2021, and as a non-executive director of Buckinghamshire NHS Trust, from June 2015 to June 2023. From June 1995 to December 2016, Dr. Amin served at Quintiles Transnational Corporation, a provider of biopharmaceutical development and commercial outsourcing services, in various senior roles within all phases of drug development and most recently as Senior Vice President and Chief Compliance Officer from April 2010 to December 2016. Dr. Amin received her medical degree from Guys and St. Thomas’s Hospitals Medical School of the University of London, her MRCGP from the Royal College of General Practitioners, her FFPM from the Faculty of Pharmaceutical Medicine of the Royal College of Physicians London, her DRCOG form the Royal College of Obstetricians and Gynecologists, her DGM and DCH from the Royal College of Physicians, London and her DCPSA from the Society of Apothecaries of London. Dr. Amin brings to our Board broad experience in clinical pharmacology, ethical issues in clinical research, drug development, ethics and compliance programs as well as leadership and management experience of large, multi-functional, multi-geography, global groups.

Deborah Andrews. Ms. Andrews served as Chief Financial Officer of STAAR Surgical Company (STAA), a leader in the development, manufacture, and marketing of minimally invasive ophthalmic products employing proprietary technologies, from September 2017 until June 2020, after serving as Vice President, Chief Accounting Officer since 2013. Ms. Andrews also served as STAAR Surgical’s Vice President, Chief Financial Officer from 2005 to 2013, as its Global Controller from 2001 to 2005, and as its Vice President, International Finance from 1999 to 2001. Ms. Andrews previously worked as a senior accountant for a major public accounting firm. Ms. Andrews holds a B.S. degree in accounting from California State University at San Bernardino. Ms. Andrews brings to our Board significant experience in finance, financial reporting, accounting, information systems and security, and auditing, and in management as a senior financial and accounting executive of a public medical device company during a period of significant growth.

Don M. Bailey. Mr. Bailey previously served as a director and Chairman of Asterias Biotherapeutics, Inc. (AST) from February 2016 until our acquisition of Asterias in March 2019. Mr. Bailey served as President and Chief Executive Officer of Questcor Pharmaceuticals, Inc. (QCOR), a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders, from 2007 until Questcor was acquired by Mallinckrodt plc (MNK) in 2014. He was also a director of Mallinckrodt plc from August 2014 to March 2016, and during this time he was the Chairman of its portfolio committee. He initially joined the Questcor board of directors in 2006 as an independent director and Chairman of its audit committee. From August 2016 to November 2017, Mr. Bailey served as a director of OncoCyte Corporation (OCX). From June 2015 until its acquisition by Acorda Therapeutics, Inc. (ACOR) in May 2016, Mr. Bailey was also an independent director and chairman of the audit committee of Biotie Therapeutics Corp. (BITI), a clinical-stage pharmaceutical company headquartered in Turku, Finland. Mr. Bailey was an independent director and the non-executive chairman of the board of directors of STAAR Surgical Company (STAA), a leader in the development, manufacture, and marketing of minimally invasive ophthalmic products employing proprietary technologies, from 2005 until 2014. Mr. Bailey served on its audit committee and was chair of its nominating and corporate governance committee. Mr. Bailey was the chairman of the board of directors of Comarco, Inc. (CMRO), a defense services company transformed into a wireless communication products company, from 1998 until 2007, where he served as Chief Executive Officer from 1991 until 2000. Mr. Bailey holds a B.S. degree in mechanical engineering from the Drexel Institute of Technology, an M.S. degree in operations research from the University of Southern California and an M.B.A. from Pepperdine University. Mr. Bailey has also served as a board member on several non-profit and academic enterprises. Mr. Bailey is a founding board member of the University of California Irvine’s (UCI) Applied Innovation Institute. Mr. Bailey brings to our Board significant knowledge of the pharmaceuticals industry and extensive experience as an executive and board member of publicly traded pharmaceutical companies.

Neal C. Bradsher, CFA. Mr. Bradsher has been President of Broadwood Capital, Inc., a private investment firm, since 2002. Mr. Bradsher holds a B.A. degree in economics from Yale College and is a Chartered Financial Analyst. Mr. Bradsher was a director of Questcor Pharmaceuticals, Inc. (QCOR), from 2004 until Questcor was acquired in 2014. Mr. Bradsher brings to our Board a wealth of experience in finance, management and corporate governance attained through his investments in other companies, including companies in the pharmaceutical, biotechnology, medical device, medical diagnostics, health care services and health care information systems sectors. He has worked with several health care companies to improve their management and governance. Entities that Mr. Bradsher controls have invested in many of Lineage’s financing transactions. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., currently our largest shareholder.

Brian M. Culley. Mr. Culley joined Lineage as Chief Executive Officer in September 2018 and served as Interim Chief Financial Officer from January 20, 2021 to June 21, 2021 and from July 8, 2022 to November 14, 2022. Prior to joining Lineage, Mr. Culley served from August 2017 to September 2018 as interim Chief Executive Officer at Artemis Therapeutics, Inc. (ATMS). Mr. Culley previously served as Chief Executive Officer of Mast Therapeutics, Inc. (MSTX), from 2010, and was also a member of its board of directors from 2011, until Mast’s merger with Savara, Inc. (SVRA) in April 2017. Mr. Culley served from 2007 to 2010 as Mast’s Chief Business Officer and Senior Vice President, from 2006 to 2007 as Mast’s Senior Vice President, Business Development, and from 2004 to 2006 as Mast’s Vice President, Business Development. From 2002 until 2004, Mr. Culley was Director of Business Development and Marketing for Immusol, Inc. From 1999 until 2000, he worked at the University of California, San Diego (UCSD) Department of Technology Transfer & Intellectual Property Services and from 1996 to 1999 he conducted drug development research for Neurocrine Biosciences, Inc. (NBIX). Mr. Culley served on the Board of Orphagen Pharmaceuticals, Inc. from May 2017 until December 2022. Mr. Culley has more than 30 years of business and scientific experience in the life sciences industry. He received a B.S. in biology from Boston College, a masters in biochemistry and molecular biology from the University of California, Santa Barbara, and an M.B.A. from The

Johnson School of Business at Cornell University. Mr. Culley brings to our Board significant knowledge of the biotechnology industry and extensive experience as an executive and board member of publicly traded pharmaceutical companies.

Anula Jayasuriya, M.D., Ph.D., M.B.A. Dr. Jayasuriya is the Founder and Managing Director of EXXclaim Capital, an early-stage venture fund focused on catalyzing innovation, entrepreneurship and investment in Women’s Health she founded in 2013. She also co-founded Kidron Capital in 2022 with a similar mandate in women’s health. In 2006, she co-founded the Evolvence India Life Science Fund, managing the fund until July of 2017. From 2001 to 2002, Dr. Jayasuriya was a partner with Skyline Ventures in Palo Alto, and prior to that with the German/US venture capital firm TVM, in San Francisco. Her prior positions include VP, Business Development at Genomics Collaborative, Inc., from 1999 to 2000, and VP, Global Drug Development at Hoffman-La Roche from 1994 to 1998. Dr. Jayasuriya serves as a director of Jaguar Health, Inc. (JAGX). Dr. Jayasuriya received a B.A. from Harvard University summa cum laude, a M. Phil. in pharmacology from the University of Cambridge, an M.D. and Ph.D. (in Microbiology and Molecular Genetics) from Harvard Medical School and an M.B.A. with distinction from Harvard Business School. Dr. Jayasuriya brings to our Board business, scientific, and medical experience earned throughout her career as a pharmaceutical company executive, private equity executive, and venture capitalist, providing her with a broad experience base spanning clinical, executive, entrepreneurial, and financial roles.

Angus C. Russell. Mr. Russell served as the Chief Executive Officer of Shire plc (SHPG), a biopharmaceutical company, from June 2008 to April 2013. Mr. Russell served as the Chief Financial Officer of Shire from 1999 to 2008 and also served as its Principal Accounting Officer and Executive Vice President of Global Finance. Prior to joining Shire, Mr. Russell served at ICI, Zeneca, and AstraZeneca for 19 years, most recently as Vice President of Corporate Finance at AstraZeneca plc (AZN). Mr. Russell also serves as Chairman of the Board of Directors of Revance Therapeutics, Inc. (RVNC). Mr. Russell previously served as a director of Shire plc, Questcor Pharmaceuticals, Inc. (QCOR) until it was acquired by Mallinckrodt plc (MNK) in 2014, InterMune, Inc. (ITMN) prior to its acquisition by Roche Holdings, Inc. (RHHBY) in 2014, Mallinckrodt plc (MNK) until June of 2022 and Therapeutics MD, Inc. (TXMD) until December 2022. Mr. Russell holds an honorary Doctor of Business Administration from Coventry University; U.K. Mr. Russell brings to our Board numerous years of experience as a Chief Executive Officer of an international publicly traded specialty biopharmaceutical company and his substantial experience in information systems and security and as an officer and director in the specialty pharmaceutical industry.

Non-Employee Director Compensation

We compensate our non-employee directors for their service on our Board and on its committees as described below. In addition, all non-employee directors are entitled to reimbursements for their out-of-pocket expenses incurred in attending our Board and committee meetings.

Annual Cash Fees

Each of our non-employee directors receives cash fees for service on our Board and on its committee on which the director serves. The fees are paid in four equal quarterly installments, pro-rated based on each director’s service on our Board or applicable committee during the applicable quarter, other than the fees paid to the chair of the Financial Strategy Committee, which is paid monthly in arrears. Our Compensation Committee and our Board assess our non-employee director compensation at least annually and consider market data provided by Anderson Pay Advisors, LLC (“Anderson”), the independent consultant to our Compensation Committee, in making non-employee director compensation decisions. The following table shows the annual cash fees currently payable to our non-employee directors for their service on our Board and on committees of our Board:

Annual Fees ($)(1)
Chair of the Board	100,000
Director other than Chair	50,000
Audit Committee Chair	20,000
Audit Committee Member other than Chair	10,000
Compensation Committee Chair	15,000
Compensation Committee Member other than Chair	7,500
Nominating and Corporate Governance Committee Chair	15,000
Nominating and Corporate Governance Committee Member other than Chair	7,500
Financial Strategy Committee Chair	60,000
Financial Strategy Committee Member other than Chair	7,500

(1)
Amounts in this column represent the annual cash fees that became effective April 1, 2023. From January 1, 2023 to March 31, 2023, the annualized cash fees were $95,000 for the Chair of the Board and $115,000 for the Chair of the Finance Strategy Committee, and none of the members of the Finance Strategy Committee other than the Chair received any cash fees.

Equity Awards

In addition to cash fees, we also grant all non-employee directors an annual stock option to purchase our common shares. During 2023, the annual stock option grant was for 50,000 common shares. All grants are made under the Lineage Cell Therapeutics, Inc. 2021 Equity Incentive Plan. The options vest and become exercisable one year after the grant date.

2023 Non-Employee Director Compensation

The following table summarizes certain information concerning the compensation during our fiscal year ended December 31, 2023 to each person who served as a non-employee director during the year and who was not our employee on the date the compensation was earned.

2023 Director Compensation Table
Name	Fees Earned or Paid in Cash	Option Award(1)	Total
Deborah Andrews	$77,500	$70,500	$148,000
Dipti Amin	$57,500	$70,500	$128,000
Don M. Bailey	$60,000	$70,500	$130,500
Neal C. Bradsher	$70,625	$70,500	$141,125
Alfred D. Kingsley (2)	$180,000	$70,500	$250,500
Anula Jayasuriya	$57,500	$70,500	$128,000
Michael H. Mulroy	$80,625	$70,500	$151,125
Angus C. Russell	$67,500	$70,500	$138,000

(1)
The dollar amounts in this column represent the aggregate fair market value of such awards determined based on the price of our common shares on the grant date in accordance with ASC Topic 718, Compensation-Stock Compensation (ASC Topic 718). See Note 12 Stock-Based Awards to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for details as to the assumptions used to determine the fair value of the awards. As of December 31, 2023, the aggregate number of common shares subject to stock options outstanding for Mses. Andrews, Amin and Jayasuriya and Messrs. Bailey, Bradsher, Kingsley, Mulroy, and Russell was 230,000, 240,000, 240,000, 290,000, 230,000, 320,000, 230,000 and 230,000, respectively.
(2)
Mr. Kingsley passed away in April 2024.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Lineage is managed for the long-term benefit of its shareholders. We periodically review our corporate governance policies and practices.

The Board of Directors’ Role in Risk Management

Our Board has responsibility for the oversight of Lineage’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand Lineage’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, cybersecurity and reputational risk.

Our Audit Committee, which is comprised solely of independent directors, has oversight of risks related to information security (including cybersecurity) and (i) regularly reviews our information security policies, systems, and controls at its regularly scheduled meetings, (ii) regularly assesses the potential impact of exposure to such risk on our business, financial results, operations and reputation, (iii) regularly reviews steps management has taken to monitor and mitigate such exposures. Our Audit Committee also provides oversight of our financial reporting processes and the annual audit of our consolidated financial statements and (iv) regularly briefs our Board on information security matters. In addition, our Audit Committee must review and approve any business transactions between Lineage and its executive officers, directors, and shareholders who beneficially own 5% or more of our common shares (“5% Shareholders”).

Board Leadership Structure

The role of the Chair of our Board is separate from our Chief Executive Officer. We believe that separation of the positions of chair and chief executive officer reinforces the independence of our Board in its oversight of our business and affairs and also allows our Chief Executive Officer to provide his undivided attention to our business. In addition, we believe that separation of the positions of chair and chief executive officer creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in our best interests and in the best interests of our shareholders. As a result, we believe that having the positions of chair and chief executive officer separated can enhance the effectiveness of our Board as a whole.

Director Independence

Our Board has determined that Ms. Andrews, Dr. Amin, Mr. Bailey, Mr. Bradsher, Dr. Jayasuriya, Mr. Mulroy, and Mr. Russell qualify as “independent” directors under Section 803(A) of the NYSE American Company Guide, that the members of our Audit Committee meet the additional independence standards under Section 803(B)(2) of the NYSE American Company Guide and Section 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the members of our Compensation Committee meet the additional independence standards under Section 805(c)(1) of the NYSE American Company Guide. In making its independence determinations, our Board considered (i) the transactions, relationships and arrangements described below under “Certain Relationships and Related Transactions,” (ii) the compensation described above under “Board of Directors - Non-Employee Director Compensation,” (iii) with respect to Mr. Mulroy, current or historic service as a director or an executive officer of a company with which we have or have had a material relationship, specifically, AgeX Therapeutics, Inc., a former subsidiary, or Asterias Biotherapeutics, Inc., a company we acquired in March 2019, and (iv) with respect to Mr. Bradsher, his relationship with our largest shareholder, which beneficially owns more than 20% of our common shares.

Mr. Culley does not qualify as an “independent” director under Section 803(A) of the NYSE American Company Guide because he is our Chief Executive Officer.

Board Diversity

Our Board is currently comprised of people with substantial experience in biotechnology, the pharmaceutical industry, corporate management, finance, and law, and a mix of ages, genders, races, ethnicities, geographies, cultures, and other perspectives that we believe expand our Board’s understanding of the needs and viewpoints of our employees, shareholders, and other stakeholders.

Our Board has had at least one director who identifies as female at all times since 1995 and currently 38% of our directors identify as female. In addition, Ms. Andrews is the chair of our Audit Committee.

Board Diversity (as of April 25, 2024)
	Female	Male
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
Asian	2	0
White	1	5

Board Committees

Our Board has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee. The members of each of these committees are independent in accordance with Section 803(A) of the NYSE American Company Guides and Section 10A-3 under the Exchange Act. The members of our Audit Committee and Compensation Committee must also meet the independence tests applicable to members of those committees under the NYSE American Company Guide. Our Board also has a Financial Strategy Committee, the members of which are not required to be independent. From time to time, our Board may establish ad hoc committees to address particular matters.

The table below sets forth the composition of the committees of our Board as of April 25, 2024:

	Audit	Compensation	Nominating & Corporate Governance	Financial Strategy
Dipti Amin		Member
Deborah Andrews	Chair	Member
Don M. Bailey	Member		Member
Neal C. Bradsher, CFA			Chair	Member
Brian M. Culley				Member
Anula Jayasuriya			Member
Michael H. Mulroy	Member	Chair		Member
Angus C. Russell	Member	Member

Audit Committee

Our Audit Committee held 6 meetings during 2023. The purpose of our Audit Committee is to recommend the engagement of our independent registered public accounting firm, to review their performance and the plan, scope, and results of the audit, and to review and approve the fees we pay to our independent registered public accounting firm. Our Audit Committee also will review our accounting and financial reporting procedures and controls, and all transactions between us and our executive officers, directors, and 5% Shareholders. Our Audit Committee also has oversight of risks related to information security (including cybersecurity) and regularly (i) reviews our information security policies, systems, and controls at its regularly scheduled meetings and as requested by our Audit Committee from time to time, (ii) assesses the potential impact of exposure to such risk on our business, financial results, operations and reputation, (iii) reviews steps management has taken to monitor and mitigate such exposures, and (iv) briefs our Board on information security matters. See Item 1C., Cybersecurity, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for additional information regarding cybersecurity risk management strategy and governance. Our Audit Committee has a written charter that requires the members of our Audit Committee to be directors who are independent in accordance with Section 803(A) and Section 803(B) of the NYSE

American Company Guide and Section 10A-3 under the Exchange Act. A copy of the charter of our Audit Committee is posted on our website at https://investor.lineagecell.com/corporate-governance/highlights.

Our Board has determined that each of Ms. Andrews and Messrs. Mulroy, Russell and Bailey meet the criteria of an “audit committee financial expert” within the meaning of the SEC’s regulations. Ms. Andrews’ expertise is based on her experience as the former Chief Financial Officer of STAAR Surgical Company, and in other financial roles with that company, including as its Chief Accounting Officer, as well as her experience as a senior accountant for a major accounting firm. Mr. Mulroy’s expertise is based on his experience as the former Chief Executive Officer of Asterias Biotherapeutics, Inc. and as the former Chief Financial Officer of Questcor Pharmaceuticals, Inc. Mr. Russell’s expertise is based on his experience as the former Chief Executive Officer and Chief Financial Officer of Shire plc. Mr. Bailey’s expertise is based on his experience as the former President and Chief Executive Officer of Questcor Pharmaceuticals, Inc. and former Chief Executive Officer of Comarco, Inc.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee met 3 times during 2023. The purpose of our Nominating and Corporate Governance Committee is to recommend to our Board individuals qualified to serve on our Board and on committees of our Board, and to make recommendations to our Board on corporate governance matters. A copy of our Nominating and Corporate Governance Committee Charter is posted on our website at https://investor.lineagecell.com/corporate-governance/highlights. See the discussion under the heading “Director Nomination Process,” below, for information regarding our director nomination process.

Compensation Committee

Our Compensation Committee met 6 times during 2023. All members of our Compensation Committee qualify as “independent” in accordance with Section 803(A) and Section 805(c)(1) of the NYSE American Company Guide. Our Compensation Committee oversees our compensation arrangements and practices, including our non-employee director compensation program and our executive compensation program, and oversees our employee benefit plans and administers our 2021 Equity Incentive Plan. Our Compensation Committee determines or recommends to our Board the terms and amount of executive compensation and grants of equity-based awards to executives, key employees, consultants, and independent contractors. The Chief Executive Officer may make recommendations to our Compensation Committee concerning executive compensation and performance, but our Compensation Committee makes its own determination or recommendation to our Board with respect to the amount and components of compensation, including salary, bonus, and equity awards to executive officers, generally taking into account factors such as company performance, individual performance, and compensation paid by peer group companies. A copy of our Compensation Committee Charter is posted on our website at https://investor.lineagecell.com/corporate-governance/highlights.

During 2023, our Compensation Committee engaged Anderson to provide compensation consulting services and advice to our Compensation Committee, which included market survey information and competitive market trends in employee, executive, and director compensation programs. Anderson also made recommendations to our Compensation Committee with respect to components of our non-employee director compensation program and our executive compensation program, such as salary, bonus, and equity awards, and the target market pay percentiles in which executive compensation should fall so Lineage can be competitive in executive hiring and retention. In connection with the compensation consultant services provided by Anderson, our Compensation Committee assessed the independence of Anderson and does not believe Anderson’s work has raised any conflict of interest.

Financial Strategy Committee

Our Financial Strategy Committee met 13 times during 2023. Our Financial Strategy Committee regularly meets with members of management to discuss our strategy pertaining to investor and shareholder relations and financial strategy, including plans for raising capital.

Board and Committee Meeting Attendance

During the fiscal year ended December 31, 2023, our Board met 7 times and none of our directors attended fewer than 75% of the meetings of our Board and its committees on which they served.

Meetings of Non-Employee Directors

Our non-employee directors meet no less frequently than quarterly in executive session, without any directors who are our officers or employees present. These meetings allow the non-employee directors to engage in open and frank discussions about corporate governance and about our business, operations, finances, and management performance.

Director Nomination Process

Our Nominating and Corporate Governance Committee has not set any specific minimum qualifications that a prospective nominee would need to be recommended by our Nominating and Corporate Governance Committee to serve on our Board. Rather, in evaluating any new nominee or incumbent director, our Nominating and Corporate Governance Committee will consider whether the particular person has the knowledge, skills, experience, and expertise needed to manage our affairs in light of the knowledge, skills, experience, and expertise of the other members of our Board as a whole. Our Nominating and Corporate Governance Committee will also consider whether a nominee or incumbent director has any conflicts of interest with Lineage that might conflict with our Code of Ethics or that might otherwise interfere with the ability of the nominee to perform their duties in a manner that is in the best interest of Lineage and its shareholders. Our Nominating and Corporate Governance Committee will also consider whether including a prospective director on our Board will result in a Board composition that complies with: (1) applicable state corporate laws; (2) applicable federal and state securities laws; and (3) the rules of the SEC and each stock exchange on which our shares are listed.

We do not have a formal policy regarding consideration of director candidate recommendations from our shareholders. However, any recommendations received from shareholders have been and will be evaluated in the same manner that potential nominees suggested by members of our Board, management or other parties are evaluated. Accordingly, our Board believes a formal policy regarding consideration of such recommendations is unnecessary at this time.

Shareholders who wish to recommend a director candidate for our Nominating and Corporate Governance Committee to consider must notify our Nominating and Corporate Governance Committee of the nomination in writing at least 120 days before the date of the next annual meeting. The nominee must also provide our Nominating and Corporate Governance Committee with all information that it may reasonably request regarding the nominee, including but not limited to the candidate’s name and background information, no later than 90 days prior to the annual meeting, in order to allow for sufficient time to consider the recommendation. In addition, nominating shareholders and nominees must satisfy the requirements set forth in our bylaws, which can be found at https://investor.lineagecell.com/corporate-governance/highlights. Furthermore, any notice of director nomination submitted to us must include the supplementary information required by Rule 14a-19(b) under the Exchange Act. See the section titled “Shareholder Proposals and Nominations,” below, for additional information.

Our Board and our Nominating and Corporate Governance Committee have not adopted specific policies with respect to a particular mix or diversity of skills, experience, expertise, perspectives, and background that nominees should have. However, our Board and Nominating and Corporate Governance Committee believe in the benefits of diversity in its members (including diversity with respect to gender, race, sexual orientation, ethnicity, background, skills and experience) and are cognizant of the value of experience in international markets and operations given the growing globalization of the pharmaceutical and biotechnology industries and world-wide focus on cell therapeutics research. See “Board Diversity,” above.

Shareholder Communications with Directors

Shareholders wishing to communicate with our Board or with individual directors may do so by following the procedure described under the heading “Procedures for Lineage Security Holder Communications to the Board of Directors” available on our website at https://investor.lineagecell.com/corporate-governance/highlights.

Code of Ethics

We adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, other executive officers, and directors. The purpose of the Code of Ethics is to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with or submit to the SEC and in our other public communications; (3) compliance with applicable governmental rules and regulations; (4) prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and (5) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is posted on our website at https://investor.lineagecell.com/corporate-governance/highlights. We intend to disclose any future amendments to certain provisions of the Code of Ethics, and any waivers of those provisions granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting the information on our website within four business days following the date of the amendment or waiver.

Policies Regarding Short-Sales, Hedging, and Pledging

We consider it improper and inappropriate for our directors and employees, including our officers, and entities any of the foregoing control (collectively, “insiders”) to engage in short-term or speculative transactions in our securities. Our insider trading policy prohibits our insiders from (1) engaging in “short sales” of our securities, (2) engaging in any kind of hedging transaction that could reduce or limit their holdings, ownership or interest in our securities, including the purchase of financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds (except for broadly diversified indexes or index exchange-traded funds), that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any of our securities, and (3) holding our securities in a margin account. In addition, our insider trading policy also generally prohibits the pledging of our securities as collateral for a loan.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines due to its belief that our directors should own and hold our common shares to further align their interests with the long-term interests of our shareholders. Under these guidelines, our directors are required to hold at least 10,000 common shares three years following the date of their election to our Board. As of April 25, 2024, all our directors met or exceeded the provisions of our stock ownership guidelines. A copy of these guidelines is posted on our website at https://investor.lineagecell.com/corporate-governance/highlights.

Director Attendance at Annual Meeting

Directors are encouraged to attend our annual meetings of shareholders, although they are not formally required to do so. All of our current directors who were then serving on our Board attended the 2023 annual meeting of shareholders.

Report of the Audit Committee on the Audit of Our Consolidated Financial Statements

The following is the report of the Audit Committee of the Board with respect to Lineage’s audited consolidated financial statements for the year ended December 31, 2023.

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that Lineage specifically incorporates such information by reference in such filing.

The Audit Committee, among other things, assists with the oversight of our accounting and financial reporting processes.

The members of the Audit Committee held discussions with our management and representatives of WithumSmith+Brown, PC (“Withum”), our independent registered public accounting firm, concerning the audit of our consolidated financial statements for the year ended December 31, 2023. The independent public accountants are responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles in the United States. Withum discussed with the Audit Committee the adequacy of our internal control over financial reporting. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Lineage’s financial statements. The Audit Committee also met on a quarterly basis with our independent registered public accounting firm during 2023 to review and discuss our consolidated financial statements for the quarter and the adequacy of internal control over financial reporting.

In the performance of its oversight function and in connection with the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, the Audit Committee:

•
reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2023 with our management and with representatives of Withum;
•
discussed with representatives of Withum the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•
received and reviewed the written disclosures and the letter from Withum required by applicable requirements of the PCAOB regarding Withum’s communications with the Audit Committee concerning independence, and discussed with representatives of Withum its independence from Lineage; and
•
based on the reviews and discussions described in the bullet points above, the Audit Committee unanimously recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

The Audit Committee:

Deborah Andrews (Chair)

Michael H. Mulroy

Angus C. Russell

Don M. Bailey

COMMITMENT TO SUSTAINABILITY

Lineage is a clinical-stage biotechnology company developing novel allogeneic, or “off-the-shelf,” treatments comprised of functional cells delivered to the human body to address unmet medical needs. Our strategy is to develop biological therapies derived from the directed differentiation of pluripotent stem cells to become specific cell types, or combinations of cell types, and use those differentiated cells as treatments to restore diseased or diminished functions or to increase immune response to tumors or infectious agents. Lineage believes it has a responsibility to serve, support, and be transparent with its stakeholders, and is committed to effectively managing corporate responsibility and sustainability issues.

Our Nominating and Corporate Governance Committee provides oversight of our practices and reporting with respect to sustainability matters. In 2022, we established a task force, made up of key executives and cross-functional subject matter experts across our company to focus on corporate responsibility and sustainability matters. Our Board and its committees, working with the task force, provides strategic direction for our sustainability efforts and approves and oversees the selection and implementation of material sustainability initiatives. In 2022 we published a Sustainability Accounting Standards Board (SASB) Corporate Sustainability Report, providing an overview of our sustainability programs and reporting on certain key metrics under the SASB framework. The report is available at https://lineagecell.com/wp-content/uploads/2023/07/Lineage_2022_CSR.pdf.

In 2023, we continued to engage with our internal and external stakeholders to help further inform our future direction and priorities. The three areas of focus for our sustainability program and strategy are (1) environmental impact, (2) stakeholders, and (3) corporate governance. Lineage is focused not just on advancing its sustainability efforts, but also on increasing transparency and communications concerning those efforts.

Environmental Impact

Lineage is committed to responsible environmental practices that include conservation of natural resources, pollution prevention, and reduction of waste. As climate change concerns become more prevalent, we recognize the need to comply with increased regulations and stricter environmental standards. While our environmental footprint is relatively small, we are striving to employ more sustainable practices. Examples of our commitment to responsible environmental practices include:

•
Reusing and recycling our resources;
•
Reducing our water usage;
•
Supporting ethical treatment of animals in research; and
•
Responsibly disposing of our limited waste and prioritizing responsible carbon footprint principles as our facility needs evolve.

We have implemented ways to boost efficiency, such as utilizing high-efficiency electrical equipment including LED and motion detector lighting and high-efficiency HVAC units. Our headquarters are located in a facility that uses recycled water for irrigation. We also maintain hazardous waste and medical waste disposal policies and are further reviewing our water-use policy as it relates to our new lab space.

Stakeholders

Our employees are our biggest asset. We work hard to create a rewarding and supportive environment that empowers our employees to thrive. Components of these benefit programs include medical insurance, including PPO and HMO options and mental health services—with contributions to health-related premiums for employees and dependents, including registered domestic partners; Healthcare Flexible Spending Accounts (FSA); short-term and long-term disability; and a 401(k) savings plan with 5% employer match and pension programs specific to non-US employees.

We are committed to pay equity and regularly review our compensation program in an effort to ensure fair and inclusive pay practices. In addition to base salary and benefits, Lineage employees participate in incentive plans that support our organizational philosophy of allowing employees to share in our performance and success.

Responsible Governance

As a publicly-traded company, it is incumbent upon us to assure that our operations are conducted in a manner that is supportive of the entire community in which we operate. Our Board and senior leadership actively support and promote sound corporate governance and risk management across the company.

Ethics and Business Conduct

We are committed to conducting our business in a manner that is fair, ethical, and responsible to earn and maintain the trust of our stakeholders. Our Code of Conduct and Ethics requires all of our directors, officers, and employees to conduct business in an ethical manner and in compliance with all applicable laws, rules, and regulations. Through the oversight of our Audit Committee, our management oversees compliance with applicable laws and regulations and coordinates with subject matter experts throughout the business to identify, monitor, and mitigate compliance risks. Some highlights of our Ethics & Compliance program include:

•
We maintain and publish an insider trading policy.
•
We do not make contributions to any political campaigns, organizations, or parties.
•
We maintain a “Whistleblower Hotline.”

Risk Management

Our Board has responsibility for oversight of our risk management processes and regularly discusses with management our major risk exposures and strategies. We have implemented risk management programs designed to ensure compliance with applicable laws and regulations governing ethical business practices, including our relationships with suppliers and business partners, and our industry.

Our Audit Committee has oversight of our information security and regularly reviews our policies, systems, and controls. Our IT team works 24/7 and uses a combination of tools and technologies to help protect our stakeholder’s data. Our team members are responsible for complying with our data security standards and complete mandatory annual training to understand the behaviors and technical requirements necessary to keep sensitive information secure. We also offer ongoing education for team members to recognize and report suspicious activity. See Item 1C., Cybersecurity, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for additional information regarding cybersecurity risk management strategy and governance.

EXECUTIVE OFFICERS

Set forth below are the names, ages, offices held, tenure and certain biographical information of each of our executive officers as of April 25, 2024.

Name	Age	Office(s)	Officer Since
Brian M. Culley	53	Chief Executive Officer and Director	September 2018
Jill A. Howe	48	Chief Financial Officer	November 2022
George A. Samuel III	43	General Counsel and Corporate Secretary	September 2021

Mr. Culley’s biographical information is included above with those of the other members of our Board.

Jill A. Howe. Ms. Howe joined Lineage as Chief Financial Officer on November 14, 2022. Before joining Lineage, Ms. Howe most recently served as the Chief Financial Officer of DTx Pharma, Inc., a biotechnology company, a position she held from June 2021 through July 2022. Prior to joining DTx Pharma, from January 2018 to June 2021, Ms. Howe served as Vice President of Finance and Treasurer for Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company. Prior to Gossamer Bio, she served as Controller & Director of Finance of Amplyx Pharmaceuticals, Inc., a biopharmaceutical company, from March 2016 to December 2017. She previously held positions, including as Controller and Director of Finance, at Receptos, Inc., a biotechnology company, and at Somaxon Pharmaceuticals, Inc., a specialty pharmaceutical company. Since November 2021, Ms. Howe has served on the board of directors of, and as the chair of the audit committee and as a member of the nominating committee of, Biora Therapeutics, Inc. (Nasdaq: BIOR), and since October 2021, has served on the board of directors of Codagenix Inc. Ms. Howe earned a B.S. in Accountancy from San Diego State University.

George A. Samuel III. Mr. Samuel joined Lineage as General Counsel and Corporate Secretary on September 1, 2021. Prior to joining Lineage, Mr. Samuel most recently served as Director, Senior Counsel for Lytx, Inc., where he managed the commercial legal operations for an international video telematics SaaS company, a position he held from January 2020 to August 2021. From February 2019 to December 2019, Mr. Samuel practiced corporate law at VLP Law Group LLC. From August 2016 to February 2019, Mr. Samuel served as VP, General Counsel and Corporate Secretary for Cardiff Oncology, Inc. (formerly known as Trovagene, Inc.), a clinical-stage biotechnology company focused on developing treatments in oncology. While at Cardiff Oncology, he advised on strategic, business development and operational decisions; oversaw capital raising efforts, regulatory compliance as well as SEC reporting; and managed intellectual property, including technology transfer and licensing. Mr. Samuel has also practiced corporate law at Cooley LLP, DLA Piper LLP, and Winston & Strawn LLP, where he served as outside counsel to public and private companies in a variety of commercial transactions. Mr. Samuel received a J.D. from Columbia University School of Law, and a B.A. in Philosophy from Tufts University and is a member of the State Bar of California and New York.

EXECUTIVE COMPENSATION

Overview

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program, our Compensation Committee is committed to providing the information necessary to help our shareholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our executive compensation practices.

Our Compensation Committee oversees our compensation and employee benefit plans and practices, including executive compensation arrangements and incentive plans and awards of stock options and other equity-based awards under the Lineage Cell Therapeutics, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). Our Compensation Committee determines, or recommends to our Board for its determination, the terms and amount of executive compensation and grants of equity-based awards to executives, employees, consultants, and independent contractors. The Chief Executive Officer may make recommendations to our Compensation Committee concerning executive compensation and performance, but our Compensation Committee makes its own determination or recommendation to our Board with respect to the amount and components of compensation, including salary, bonus, target bonus percentages, and equity awards to executive officers, generally considering factors such as company performance, individual performance, and compensation paid by peer group companies.

Our executive compensation programs are designed to:

•
attract, motivate, and retain highly qualified executives;
•
align management and shareholder interests by tying a substantial percentage of executives’ compensation to financial performance of Lineage and its subsidiaries through the grant of equity awards;
•
reward superior performance by basing decisions regarding cash incentive compensation on the overall performance of executives; and
•
compensate executives at levels competitive with peer companies.

With respect to compensation matters for 2023, our Compensation Committee engaged Anderson to provide compensation consulting services and advice to our Compensation Committee, which included reviewing the peer group of companies used in evaluating executive and director compensation; providing information on executive and director compensation market trends; collecting and analyzing market pay data on director and executive compensation; and, providing recommendations on our executive and director compensation programs. Anderson also made recommendations to our Compensation Committee with respect to pay mix components such as salary, bonus, and equity awards, and the target market pay percentiles in which executive compensation should fall so we can be competitive in executive hiring and retention.

In reviewing each executive’s overall compensation, our Compensation Committee considers an aggregate view of base salary and bonus opportunities, equity incentive grants, and the dollar value of benefits and perquisites. These factors are balanced against our financial position and capital resources. In making 2023 compensation decisions, our Compensation Committee reviewed market data for each named executive officer’s position, from the following peer group companies:

4D Molecular Therapeutics, Inc.	Celularity Inc.	Leap Therapeutics, Inc.
Alaunos Therapeutics, Inc.	Century Therapeutics, Inc.	Magenta Therapeutics, Inc.
AlloVir, Inc.	Fate Therapeutics, Inc.	MeiraGTx Holdings plc
Altimmune, Inc.	Geron Corporation	Nkarta, Inc.
Agenus Inc.	Gritstone bio, Inc.	Poseida Therapeutics, Inc.
Atara Biotherapeutics, Inc.	Harpoon Therapeutics, Inc.	Sana Biotechnology, Inc.
Athersys, Inc.	Infinity Pharmaceuticals, Inc.	Terns Pharmaceuticals, Inc.
BioAtla, Inc.	Jounce Therapeutics, Inc.	Vor Biopharma Inc.

The peer group was recommended by Anderson and consisted of companies operating in the biopharmaceutical/biotechnology industry and generally had fewer than 150 employees, market capitalization between $150 million and $750 million, and a lead development program in Phase 2. The stage of clinical development of ourselves and many of our peers renders us and them pre-commercial, and so revenues were not a meaningful factor considered in selecting our peer group. Some companies in the peer group were outside of one or more of these parameters but were included because their business areas of focus were similar to ours.

Summary Compensation Table

The table below sets forth the compensation earned or paid to our executive officers identified below, who under SEC rules are considered our named executive officers, for 2023. Under SEC rules, the following individuals are considered a company’s named executive officers: (1) all individuals serving as the company’s principal executive officer or acting in a similar capacity during the last completed fiscal year, regardless of compensation level, which for us was Mr. Culley; (2) the company’s two most highly compensated executive officers other than its principal executive officer who were serving as executive officers at the end of the last completed fiscal year, which for us were Ms. Howe and Mr. Samuel; and (3) up to two additional individuals for whom disclosure would have been provided pursuant to the preceding clause (2) but for the fact that the individual was not serving as an executive officer of the company at the end of the last completed fiscal year, which for us was Dr. Hogge.

2023 Summary Compensation Table
Name and Principal Position(1)	Fiscal Year	Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Brian M. Culley	2023	$639,500	$—	$1,918,430	$—	$330,700	$16,500	$2,905,130
Chief Executive Officer	2022	$609,000	$—	$1,159,875	$268,503	$319,900	$15,250	$2,372,528

Jill A. Howe	2023	$415,000	$—	$151,455	$—	$155,900	$16,500	$738,855
Chief Financial Officer	2022	$55,019	$50,000	$934,900	$—	$20,500	$—	$1,060,419

George A. Samuel III	2023	$381,908	$—	$656,305	$—	$156,100	$16,500	$1,210,813
General Counsel and Corporate Secretary	2022	$394,800	$—	$603,135	$39,057	$150,900	$15,250	$1,203,142

Gary S. Hogge, D.V.M., M.S. Ph.D.	2023	$353,100	$—	$403,880	$—	$—	$103,582	$860,562
Former SVP Clinical and Medical Affairs

(1)
The amounts reported in the table for each named executive officer represent the portion of earned compensation during the period of time such officer was in service with us. Ms. Howe commenced employment with us November 14, 2022. Dr. Hogge’s employment with us ended on November 30, 2023. Dr. Hogge was not one of our named executive officers for our fiscal year ended December 31, 2022, and therefore in accordance with SEC guidance, information for Dr. Hogge is provided only with respect to our fiscal year ended December 31, 2023.
(2)
The amount in this column represents a signing bonus payable in connection with Ms. Howe’s commencement of employment with us.
(3)
The amounts in this column represent the grant date fair value of stock options granted to the applicable individual during the applicable year. The grant date fair value and incremental fair value of the stock options were determined in accordance with ASC Topic 718, Compensation – Stock Compensation (ASC Topic 718). See Note 12, Stock-Based Awards to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for details as to the assumptions used to determine grant date fair value of the awards.
(4)
The amounts in the column represent the fair value of the restricted stock units (“RSUs”) granted during 2022. A portion of these awards contained a performance vesting condition which is only included in the grant date fair value under ASC Topic 718 if the criteria is determined to be probable. The fair market value of the stock awards assuming all performance vesting conditions were deemed probable would have been: (a) Mr. Culley $442,610; and (b) Mr. Samuel $72,912.
(5)
The amounts in this column for 2023 represent cash paid to the applicable individual earned in 2023 and paid in 2024 under our annual performance-based incentive plan discussed under the heading “Elements of Compensation—Annual Performance Bonuses.”
(6)
The amounts in this column for 2023 represent: (a) for Mr. Culley, Ms. Howe and Mr. Samuel, 401(k) plan company-matching contributions of $16,500; and (b) for Dr. Hogge, severance payments of $45,831, 401(k)

plan company-matching contributions of $16,500, payout of accrued paid time off at termination of employment of $39,262, and payments of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) group health insurance premiums of $1,989.

Narrative to Summary Compensation Table

Employment Agreements and Termination of Employment & Change in Control Arrangements

Mr. Culley, Ms. Howe and Mr. Samuel

In September 2022, we entered into amended and restated employment agreements with each of Messrs. Culley and Samuel, and in October 2022, we entered into an employment agreement with Ms. Howe. Such agreements were approved by our Board, upon the recommendation of its Compensation Committee.

The terms of the employment agreements for each executive are substantially the same other than with respect to annual salary amount, annual bonus target percentage, and potential benefits in connection with termination of employment.

The following is a brief description of certain terms of the employment agreements, as amended in March 2024.

•
Each executive receives an annual salary (which for 2023 was $639,500 for Mr. Culley, $415,000 for Ms. Howe, and $414,600 for Mr. Samuel). The annual salary may be increased from time to time by our Board or its Compensation Committee in their sole discretion.
•
Each executive is eligible for an annual bonus targeted at a percentage of their then annual salary (which for 2023 was 55% for Mr. Culley and 40% for each of Ms. Howe and Mr. Samuel). The annual bonus target percentage may be increased from time to time by our Board or its Compensation Committee in their sole discretion. The amount of an executive’s annual bonus, if any, is subject to the approval of our Board or its Compensation Committee in their sole discretion.
•
Each executive may be eligible to participate in certain retirement, pension, life, health, accident and disability insurance, equity incentive plan or other similar employee benefit plans we may adopt for our executive officers or other employees.
•
Each executive receives paid time off and will be reimbursed for reasonably incurred travel and business expenses, in each case, in accordance with our company policies.
•
Each executive’s employment is “at will” and may be terminated at any time by the executive or us with or without cause.
•
The following summarizes the payments and other benefits to which each executive may be entitled if their employment is terminated for the reason specified.

Reason for Termination	Accrued Benefits	Cash Payments(1)	Other Benefits
● By us for cause (as defined in the agreement); ● Executive’s death or disability (as defined in the agreement); or ● By the executive without good reason (as defined in the agreement)	We must pay the executive: ● all accrued but unpaid salary earned prior to or as of the date of termination; and ● all accrued and unused paid time off earned prior to or as of the date of termination.	None.	None.
● By us without cause ● By the executive with good reason	Same as above.	We must pay the executive:	We must pay 100% of the premium of any health insurance benefits under a company employee health insurance plan subject to COBRA for a specified number of months.(2)

● an amount equal to a specified number of months(2) of their then-current base salary, payable in installments;

● a certain percentage(3) of their target bonus for the year in which employment was terminated payable in installments; provided that if such target bonus has not been set at the time their employment is terminated, then the amount of their target bonus for the immediately preceding year will be deemed to be the target bonus for the year in which their employment is terminated; and

● if they have not been paid their bonus for the immediately preceding year at the time their employment is terminated solely because their employment is terminated before the date on which such bonus otherwise would be paid, they will also receive a payment equal to 100% of the target bonus of such preceding year.

By us without cause or by the executive with good reason within three months before or one-year after a change of control	Same as above.	Same as above except both payments are payable in a lump sum and both the number of months of base salary(4) and the percentage(5) of the target bonus increases.

Same as above except the number of months are 18 for Mr. Culley and 12 for each of Ms. Howe and Mr. Samuel.

Accelerated vesting of all then unexpired, unvested equity awards granted to the executive (with such acceleration occurring on the later of the change of control or the termination of employment) other than any awards that include both a performance-based vesting condition and a time-based vesting condition or that vest solely upon the achievement of a performance-based vesting condition (unless such performance-based vesting condition has been satisfied as of the date of termination).

(1)
Payment and benefits are conditioned on the executive executing and delivering a release of claims in our favor.
(2)
12 months for Mr. Culley and 9 months for each of Ms. Howe and Mr. Samuel.
(3)
100% for Mr. Culley and a pro rata portion for each of Ms. Howe and Mr. Samuel.
(4)
18 months for Mr. Culley and 12 months for each of Ms. Howe and Mr. Samuel.
(5)
150% for Mr. Culley and 100% for each of Ms. Howe and Mr. Samuel.

In addition, under Ms. Howe’s employment agreement, she was granted a stock option to purchase 1,000,000 common shares with an exercise price equal to the closing price of our common shares on the grant date and that vests as to 25% of the shares subject to the option on the first anniversary of her start date with us, and the remainder of the shares will vest in a series of 36 successive substantially equal monthly installments thereafter, in each case, subject to her continued service with Lineage.

All payments made and benefits to each executive under their employment agreement are intended to comply with Section 409A of the Internal Revenue Code of 1986, and, to the extent practicable, the employment agreements will be interpreted and administered in a manner so that any amount or benefit payable thereunder will be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder.

Former VP Clinical and Medical Affairs

Prior to his separation from us on November 30, 2023, we employed Dr. Hogge pursuant to an employment agreement with terms similar to those for Mr. Samuel and Ms. Howe described above. In connection with his separation, we entered into a separation agreement with Dr. Hogge pursuant to which, among other things, in exchange for full release of claims in our favor, we agreed to pay Dr. Hogge $412,485.00, which is equal to 9 months’ of Dr. Hogge’s base salary in effect immediately prior to his separation plus a prorated target bonus for 2023, and to pay, for a period of up to 9 months, 100% of the premium of any health insurance benefits he was receiving at the time of his separation under our employee health insurance plan subject to COBRA. In connection with his separation, Dr. Hogge entered into a consulting agreement with us under which we compensate him $500 per hour for consulting services and the expiration date of his stock options that were vested as of November 30, 2023 was extended through June 30, 2024.

Elements of Compensation

Base Salary

Our Compensation Committee or Board reviews the base salaries of our executive officers, including our named executive officers, from time to time and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion), and market conditions.

Annual Performance Bonuses

In September 2022, our Board, upon the recommendation of its Compensation Committee, adopted an Executive Performance Incentive Bonus Plan (the “Performance-Based Incentive Plan”). The Compensation Committee is the administrator of the Performance-Based Incentive Plan. Under the terms of the Performance-Based Incentive Plan, for each participant, the Compensation Committee will generally establish (1) a target bonus amount (which it may adjust from time to time), (2) company performance goals and/or individual performance goals (together, “Performance Goals”), (3) the time period over which the achievement of Performance Goals will be assessed, which is generally our fiscal year (a “Performance Period”), and (4) the formula(s) for determining the bonuses payable under the Performance-Based Incentive Plan. Performance Goals may be given such weight as determined by the Compensation Committee and may differ among participants. The Compensation Committee, in its discretion, will determine the bonus amounts payable under the Performance-Based Incentive Plan. The actual bonuses, if any, awarded each year may vary from target, depending on individual performance and the achievement of corporate objectives and may also vary based on other factors at the discretion of our Compensation Committee.

Each of our named executive officers was a participant in, and eligible to receive a bonus under, the Performance-Based Incentive Plan for 2023. For each of our named executive officers who were participants in the Performance-Based Incentive Plan for 2023, their bonus amount was determined by multiplying (1) their target annual bonus amount (which was a percentage of their 2023 annual salary—55% for Mr. Culley, 40% for each of Ms. Howe and Mr. Samuel and 35% for Dr. Hogge) by (2) our overall level of achievement of the Performance Goals for 2023, as determined by our Board and Compensation Committee.

In March 2024, our Board and Compensation Committee assessed our performance against each of the Performance Goals for 2023, and determined that overall achievement level was 94%, as illustrated in the table below. The table below also describes the Performance Goals for 2023, their respective weightings for purposes of determining the level of achievement, and the achievement level of each Performance Goal as determined by our Board and Compensation Committee.

Goal	Weighting	Achievement Level	Weighting x Achievement Level
(1) OpRegen® Program Progress	30%	100%	30%
(2) OPC1 Program Progress	10%	100%	10%
(3) Preclinical Program Progress	10%	100%	10%
(4) General Corporate Improvements	10%	100%	10%
(5) Management Discretionary Programs	5%	150%	8%
(6) Shareholder Value (absolute and relative to benchmarks)	15%	70%	11%
(7) Financial Management (quality of spending and capital raising activity)	20%	80%	16%
Total	100.0%		94.0%

In their assessment of our performance against each of the Performance Goals for 2023, and in making their determination as to the achievement level of such Performance Goals, our Board and Compensation Committee considered that we:

(1)
continued to support our partners, Roche and Genentech, in connection with our exclusive worldwide collaboration and license agreement for the development and commercialization of OpRegen for the treatment of ocular disorders, including advanced dry age-related macular degeneration with geographic atrophy, including in connection with Roche’s initiation of a Phase 2a clinical study for OpRegen;
(2)
submitted an amended investigational new drug application (IND amendment) to the U.S. Food and Drug Administration to support our OPC1 program in spinal cord injury;
(3)
made process development improvements and completed other activities in support of planned preclinical testing;
(4)
identified and deployed new systems and policies designed to improve business efficiencies and mitigate risks to our business;
(5)
engaged in management-discretionary opportunities, including successfully managing and limiting the impact of the Israel-Hamas war on our operations while prioritizing the health and well-being of our Israeli-based employees;
(6)
outperformed our peers and the broad indices in total shareholder return during the year ended December 31, 2023; and
(7)
efficiently managed our budget to strengthen our balance sheet.

Accordingly, our Board and Compensation Committee approved cash performance bonuses for each of Mr. Culley, Ms. Howe and Mr. Samuel in the amounts reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, above.

Other Benefits

We maintain a 401(k) defined contribution employee retirement plan for all of our employees. Employee contributions are voluntary and are determined on an individual basis, limited to the maximum amounts allowable under U.S. federal tax regulations. We provide a safe harbor contribution of up to 5.0% of the employee’s compensation, not to exceed eligible limits, and subject to employee participation.

We do not have any annuity, pension or deferred compensation plan or other arrangements for our executive officers or any employees.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards held by our named executive officers that were outstanding as of December 31, 2023:

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)(1)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)(2)
Brian M. Culley	9/17/2018	1,854,000	—		1.87	9/17/2028	—		—
	3/17/2020	856,218	77,082	(3)	0.69	3/17/2030	—		—
	3/15/2021	801,006	364,094		2.43	3/15/2031	—		—
	2/11/2022	—	—		—	—	218,744	(4)	111,913
	3/10/2022	546,875	703,125		1.40	3/10/2032	200,000	(5)	1,888
	3/09/2023	—	1,900,000		1.46	3/09/2033	—		—

George A. Samuel III	9/1/2021	390,937	304,063		2.55	9/1/2031	—		—
	2/11/2022	—	—		—	—	42,532	(4)	21,759
	3/10/2022	284,375	365,625		1.40	3/10/2032	—		—
	3/09/2023	—	650,000		1.46	3/09/2033	—		—

Gary S. Hogge (6)	2/11/2018	10,300	—		2.11	2/11/2028	—		—
	2/13/2019	32,811	—		1.14	2/13/2029	—		—
	3/17/2020	212,750	—		0.69	3/17/2030	—		—
	3/15/2021	279,666	—		2.43	3/15/2031	—		—
	3/10/2022	187,500	—		1.40	3/10/2032	—		—

Jill A. Howe	11/14/2022	270,833	729,167		1.36	11/14/2032	—		—
	3/09/2023	—	150,000		1.46	3/09/2023	—		—

(1)
The shares subject to options vest as to 25% of the shares subject to the option on the first anniversary of the grant date, and the balance vest in equal monthly installments over the three years thereafter, subject to the executive’s continued service with Lineage.
(2)
Market value of stock awards calculated as of December 31, 2023, which were calculated in accordance with ASC Topic 718. For stock awards which contained a performance vesting condition there is no market value unless the performance criteria is determined to be probable. For stocks awards which contain a market condition the value of these awards was determined using a Monte Carlo simulation. See footnotes (4) and (5) below for additional information.
(3)
This option was granted on March 17, 2020 under the Lineage Cell Therapeutics, Inc. 2012 Equity Incentive Plan (the “2012 Plan”). When the 2012 Plan was approved, it provided that no participant may be granted options and stock appreciation rights with respect to more than 1,000,000 shares in the aggregate per year. However, in accordance with the terms of the 2012 Plan, this per-participant limit was automatically increased to 1,236,000 shares as a result of our sale of shares of AgeX Therapeutics, Inc. to Juvenescence Limited in August 2018. Accordingly, this option did not exceed the per-participant limit in the 2012 Plan.
(4)
Represents RSUs granted on February 11, 2022 to certain employees, including our named executive officers, to further align their interests with the achievement of certain development milestones. For each RSU, half of the common shares subject to the RSU will vest in four equal annual installments beginning on the first anniversary of the grant date, subject to the employee’s continued service with Lineage, and the other half will vest in connection with the achievement of certain development milestones.
(5)
Represents RSUs granted on March 10, 2022, 100,000 of which would have vested on or prior to March 9, 2023, 100,000 of which would have vested on or prior to March 9, 2024 and 100,000 of which may vest on or prior to March 9, 2025, in each case subject to the achievement of certain per share performance targets, calculated based on the trailing 20-day volume weighted average price of our common shares as of the date of determination. If such per share performance targets are not achieved by the applicable vesting date, then such RSUs will be forfeited. The 100,000 RSUs that would have vested on or prior to each of March 9, 2023 and March 9, 2024 were forfeited.

(6)
In connection with Dr. Hogge’s separation from us, we agreed to extend the expiration date of his stock options that were vested as of November 30, 2023 such that 25% of the number of common shares subject to such vested stock options expire at the end of each of March, April, May and June 2024.

Consideration of Shareholder Advisory Vote on Executive Compensation

The results of the advisory vote of our shareholders on the compensation of our named executive officers (commonly called the “say-on-pay” vote) at our 2023 annual meeting of shareholders showed that approximately 94% of the votes cast “FOR” or “AGAINST” on the “say-on-pay” vote approved the compensation of our named executive officers during 2023. Our Compensation Committee carefully evaluated and considered the results of this advisory vote and concluded that our shareholders generally supported our executive compensation program and we did not make significant changes to our executive compensation program for 2023. Our Compensation Committee expects to continue to consider the outcome of our “say-on-pay” votes and our shareholders’ views when making future compensation decisions for our named executive officers.

PAY VERSUS PERFORMANCE

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how Lineage or our Board or the Compensation Committee view the link between Lineage’s performance and named executive officer pay, and neither our Board nor the Compensation Committee uses CAP (as defined below) as the basis for making compensation decisions. For additional information about our pay-for-performance philosophy and how we align executive compensation with performance, please see the section titled “Executive Compensation” above.

Required Tabular Disclosure of Pay Versus Performance

The following table reports the compensation of our Chief Executive Officer, who is our principal executive officer (“PEO”), and the average compensation of our other named executive officers (“Non-PEO NEOs”) as reported in the Summary Compensation Table (the “SCT”) in the section titled “Executive Compensation,” above, for the past three fiscal years (“FYs”), as well as the Compensation Actually Paid (“CAP”) as calculated under the SEC pay-versus-performance disclosure requirements.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4)	Net Income (Loss)(5) (in thousands)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$2,905,130	$2,187,415	$936,744	$(97,716)	$61.93	$(21,486)
2022	$2,372,528	$(135,374)	$1,161,335	$(536,777)	$66.48	$(26,273)
2021	$2,754,475	$3,997,183	$1,495,292	$818,381	$139.20	$(43,019)

(1)
The amounts reported in column (b) are the amounts of total compensation reported for Brian Culley for each corresponding year in the “Total” column of the SCT.
(2)
The amounts reported in column (c) and (e) represent the amount of CAP for Mr. Culley and the average amount of CAP for the Non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Culley or to the Non-PEO NEOs as a group, respectively, during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation reported for Mr. Culley in the SCT and to the average total compensation reported for the Non-PEO NEOs in the SCT for each year to determine the CAP:

	2023		2022		2021
	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs	CEO	Average Non-CEO NEOs
Total Compensation from SCT	$2,905,130	$936,744	$2,372,528	$1,161,335	$2,754,474	$1,495,292
Deduct: Value of Option Awards and Stock Awards Reported in SCT for the Covered FY	(1,918,430)	(530,093)	(1,428,378)	(734,182)	(1,855,475)	(1,235,646)
Add: Year End Fair Value of Equity Awards Granted During the Covered FY that Remain Outstanding and Unvested as of Last Day of the Covered FY	1,294,109	136,222	1,107,535	215,389	1,824,780	558,735
Add (Deduct): Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	(210,329)	(417,377)	(1,104,920)	(284,721)	652,690	—
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the FY	—	—	—	—	—	—
Add (Deduct): Year over Year Change in Fair Value of Equity Awards Granted in Prior FY that Vested in the FY	116,935	18,905	(1,082,138)	(33,681)	620,713	—
(Deduct): Year End Fair Value at the end of the applicable Prior FY of any Awards Granted during any Prior FY that were Forfeited during the Covered FY	—	(242,116)	—	(860,917)	—	—
Compensation Actually Paid (as defined by SEC rule)	$2,187,415	$(97,716)	$(135,373)	$(536,777)	$3,997,182	$818,381

(3)
The amounts reported in column (d) represent the average of the amounts reported for our Non-PEO NEOs as a group in the “Total” column of the SCT in each applicable year. Our Non-PEO NEOs for purposes of calculating the average amounts are (i) Ms. Howe, Mr. Samuel and Dr. Hogge for 2023, (ii) Ms. Howe and Messrs. Samuel and Cook for 2022, and (iii) Messrs. Samuel and Cook for 2021.
(4)
The amounts reported in column (f) reflect the cumulative total shareholder return (“TSR”) of our common stock for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K.
(5)
The amounts reported in column (g) represent net income (loss) reflected in our audited financial statements for the applicable FY.

Required Disclosure of the Relationship Between CAP and TSR and Net Income

As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, CAP for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our named executive officers during the applicable FYs.

PEO and Average NEO CAP Versus Company TSR

(in thousands, except TSR)

4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
$-
(500)
(1,000)
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$61.93
$66.48
$139.20

	2023	2022	2021
PEO	2187	(135)	3,997
NEO	(98)	(537)	818
TSR	$61.93	$66.48	$139.20

PEO and Average NEO CAP Versus Company Net Income
(in thousands)

4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
-
(500)
(1,000)
$-
$(5,000)
$(10,000)
$(15,000)
$(20,000)
$(25,000)
$(30,000)
$(35,000)
$(40,000)
$(45,000)
$(50,000)
$(21,486)
$(26,273)
$(43,019)

	2023	2022	2021
PEO	2187	(135)	3,997
NEO	(98)	(537)	818
Net Income (Loss)	$(21,486)	$(26,273)	$(43,019)

All information provided above in this “Pay Versus Performance” section will not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

PRINCIPAL SHAREHOLDERS

The table below sets forth certain information, as of April 25, 2024 (the “Measurement Date”), regarding the beneficial ownership of our common shares for: (1) each person known by us to be the beneficial owner of more than 5% of our common shares (“5% Shareholders”); (2) each of our current directors; (3) each of our named executive officers; and (4) all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with applicable SEC rules, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any common shares as to which a person has sole or shared voting power or investment power and any common shares that the person has the right to acquire within 60 days after the Measurement Date (for example, through the exercise of any option, warrant or right, upon vesting of any RSUs, or through the conversion of any convertible security). As a result, the beneficial ownership of any person as shown in the table below does not necessarily reflect the person’s actual voting power as of the Measurement Date, or any particular date. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us and on SEC filings, that each of the persons named in table below has sole voting and investment power with respect to the shares indicated as beneficially owned.

The information set forth in the tables below is based on 188,798,145 common shares issued and outstanding on the Measurement Date. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all common shares subject to options, RSUs, warrants, rights or other convertible securities held by that person that are currently exercisable or vested, or will be exercisable or vested within 60 days after such date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the address for each person listed in the table below is c/o Lineage Cell Therapeutics, Inc., 2173 Salk Avenue, Suite 200, Carlsbad, CA 92008.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders
Broadwood Partners, L.P.(1)	41,933,883	22.2%
Named Executive Officers and Directors
Neal C. Bradsher(1)	41,933,883	22.2%
Brian M. Culley(2)	5,175,660	2.7%
Michael H. Mulroy(3)	438,555	*
Angus C. Russell(4)	267,500	*
Don M. Bailey(5)	398,801	*
Deborah Andrews(6)	195,578	*
Dipti Amin(7)	225,000	*
Anula Jayasuriya(8)	200,000	*
George A. Samuel III(9)	1,053,746	*
Jill A. Howe(10)	442,708	*
Gary S. Hogge (11)	127,081	*
All executive officers and directors as a group (10 persons)(12)	50,458,512	26.6%

* Less than 1%

(1)
Includes: (i) 41,666,255 shares owned by Broadwood Partners, L.P.; (ii) 87,628 shares owned by Neal C. Bradsher; and (iii) 180,000 shares that may be acquired by Mr. Bradsher upon the exercise of options that are presently exercisable or may become exercisable within 60 days of the Measurement Date. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr. Bradsher is the President of Broadwood Capital, Inc. Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns. Mr. Bradsher disclaims beneficial ownership of the shares held by Broadwood Partners, L.P. except to the extent of his pecuniary interest therein. The Address of the foregoing entities and Mr. Bradsher is c/o Broadwood Capital, Inc., 142 West 57th Street, 11th Floor, New York, New York 10019.

(2)
Includes: (i) 144,842 shares held directly by Mr. Culley; and (ii) 5,030,818 shares that may be acquired upon the exercise of options that are presently exercisable or that may become exercisable within 60 days of the Measurement Date.
(3)
Includes: (i) 258,555 shares held directly by Mr. Mulroy; and (ii) 180,000 shares that may be acquired upon the exercise of options that are presently exercisable or that may become exercisable within 60 days of the Measurement Date.
(4)
Includes: (i) 87,500 shares held directly by Mr. Russell; and (ii) 180,000 shares that may be acquired upon the exercise of options that are presently exercisable or that may become exercisable within 60 days of the Measurement Date.
(5)
Includes: (i) 158,801 shares held directly by Mr. Bailey; (ii) 240,000 shares that may be acquired upon the exercise of options that are presently exercisable or that may become exercisable within 60 days of the Measurement Date.
(6)
Includes: (i) 15,578 shares held directly by Ms. Andrews; and (ii) 180,000 shares that may be acquired upon the exercise of options that are presently exercisable or that may become exercisable within 60 days of the Measurement Date.
(7)
Includes: (i) 35,000 shares held directly by Dr. Amin; and (ii) 190,000 shares that may be acquired upon the exercise of options that are presently exercisable or that may become exercisable within 60 days of the Measurement Date.
(8)
Includes (i) 10,000 held directly by Dr. Jayasuriya; and 190,000 shares that may be acquired upon the exercise of options that are presently exercisable or that may become exercisable within 60 days of the Measurement Date.
(9)
Includes (i) 7,184 shares held directly by Mr. Samuel; and (ii) 1,046,562 shares that may be acquired upon the exercise of options that are presently exercisable or that may become exercisable within 60 days of the Measurement Date.
(10)
Consists of shares that may be acquired upon the exercise of options that are presently exercisable or that may become exercisable within 60 days of the Measurement Date.
(11)
Includes (i) 7,710 shares held directly by Dr. Hogge; and (ii) 119,371 shares that may be acquired upon the exercise of options that are presently exercisable or that may become exercisable within 60 days of the Measurement Date.
(12)
Includes: (i) 42,479,053 shares held by our executive officers and directors; and (ii) 7,979,459 shares that may be acquired upon the exercise of options held by our executive officers and directors that are presently exercisable or that may become exercisable within 60 days of the Measurement Date.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board, upon the recommendation of our Nominating and Corporate Governance Committee, has nominated Dipti Amin, Deborah Andrews, Don M. Bailey, Neal C. Bradsher, Brian M. Culley, Anula Jayasuriya, Michael H. Mulroy and Angus C. Russell for election at the Meeting and to serve until the 2025 annual meeting of shareholders and until their respective successors are duly elected and qualified. For more information about each nominee, see the section titled “Board of Directors” in this Proxy Statement. Each of the director nominees has consented to being named in this Proxy Statement as a director nominee and to serving on our Board if elected.

Unless a proxy solicited by this Proxy Statement is marked “withhold” by a shareholder as to any of the director nominees identified above or otherwise specifies in the proxy that authority to vote for any of the director nominees is withheld, shares represented by proxies will be voted “FOR” all director nominees identified above. In the unlikely event that any of the director nominees identified above is unable to serve as a director or for good cause will not serve as a director at the time of the Meeting, proxies solicited by this Proxy Statement may be voted by the proxy holders in favor of a substitute nominee designated by our Board.

OUR BOARD RECOMMENDS A VOTE “FOR”

EACH NOMINEE NAMED ABOVE

PROPOSAL 2 - RATIFICATION OF THE SELECTION OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm. Our Board proposes and recommends that the shareholders ratify the selection of Withum to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Withum has served as our independent registered public accounting firm since July 2021 following its acquisition of certain assets of our prior independent auditors, OUM & Co. LLP pursuant to which the professional staff and the partners of OUM joined Withum either as employees or partners of Withum.

Our Board and its Audit Committee believe that the continued retention of Withum as our independent registered public accounting firm is in the best interests of Lineage and our shareholders. Shareholder ratification of the selection of Withum as our independent registered public accounting firm is not required by California law, our articles of incorporation, or our bylaws. However, we believe that shareholder ratification of the Audit Committee’s selection of Withum is good corporate governance practice. If our shareholders do not ratify the selection, our Audit Committee will reconsider whether to retain the firm for the audit engagement for the 2024 fiscal year. Even if the selection is ratified, our Audit Committee in its discretion may nevertheless direct the appointment of a different independent registered public accounting firm at any time if our Audit Committee determines that such a change would be in the best interests of Lineage and its shareholders.

We expect that a representative of Withum will be present at the Meeting, in person or by phone, and will have an opportunity to make a statement if he or she so desires and may respond to appropriate questions from shareholders.

Audit Fees, Audit Related Fees, Tax Fees and Other Fees

The following table shows the audit fees billed by Withum for the audit of our annual consolidated financial statements for our last two fiscal years. Other than audit fees, no other fees were billed or are expected to be billed by Withum for either of our last two fiscal years.

	2022	2023
Audit Fees	$549,049	633,955
Total Fees	$549,049	633,955

Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee requires pre-approval of all audit and non-audit services. Other than de minimis services incidental to audit services, non-audit services are generally limited to tax services, such as advice and planning, and financial due diligence services. All fees for non-audit services must be approved by the Audit Committee, except to the extent otherwise permitted by applicable SEC regulations. Our Audit Committee may delegate to one or more designated members of our Audit Committee the authority to grant pre-approvals, provided such approvals are presented to our Audit Committee at a subsequent meeting.

OUR BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2023 annual meeting of shareholders, our Board recommended that our shareholders vote to hold the advisory vote on the compensation of our named executive officers (commonly referred to as the “say-on-pay” vote) on an annual basis. Approximately 97% of the votes cast at our 2023 annual meeting of shareholders were for the recommendation of our Board. We have held say-on-pay votes annually since 2017. The say-on-pay vote is not intended to address any specific compensation item, but rather our overall approach to the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules in the “Executive Compensation” section of Proxy Statement (which includes the related compensation tables included in the “Executive Compensation” section of this Proxy Statement and narrative discussion).

As described under the heading “Executive Compensation—Overview,” our executive compensation programs are designed to:

•
attract, motivate, and retain highly qualified executives;
•
align management and shareholder interests by tying a substantial percentage of executives’ compensation to financial performance of Lineage and its subsidiaries through the grant of equity awards;
•
reward superior performance by basing decisions regarding cash incentive compensation on the overall performance of executives; and
•
compensate executives at levels competitive with peer companies.

Our Compensation Committee seeks to provide our named executive officers’ total compensation at a level competitive with the compensation paid to officers in similar positions at our peer companies in the biotechnology industry. Our Compensation Committee has approved salary increases and authorized the payment of cash bonuses based on its review of the performance of Lineage and its subsidiaries, the performance of individual executive officers, and the compensation paid by our peer companies. Our executive compensation program also includes performance-based compensation through the grant of equity awards. Equity awards are intended to align the interest of our executives with those of our shareholders because the value realized, if any, by the recipient from an equity award depends upon the increases in the price of our common shares. Please read the “Executive Compensation” section of this Proxy Statement for additional details about our executive compensation programs, including information about the fiscal year 2023 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in “Executive Compensation” section of this Proxy Statement. This proposal, sometimes called “say-on-pay,” gives our shareholders the opportunity to express their views on our named executive officers’ compensation. Accordingly, our Board is asking our shareholders to cast a non-binding advisory vote “FOR” the following resolution at the Meeting:

“RESOLVED, that Lineage’s shareholders approve, on an advisory basis, the compensation paid to Lineage’s named executive officers, as disclosed in Lineage’s Proxy Statement for the 2024 annual meeting of shareholders pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.”

Our shareholders’ vote on this proposal is only advisory and is not binding on Lineage, our Compensation Committee, or our Board. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

OUR BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information concerning outstanding options and RSUs and the number of common shares remaining available for issuance and RSUs under all of our compensation plans and agreements as of December 31, 2023:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Stock Units, and Rights	Weighted Average Exercise Price of the Outstanding Options, and Rights		Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by shareholders (2)	20,477,332	$1.57	(1)	27,078,144
Equity compensation plans not approved by shareholders(3)	1,854,000	$1.87		—
Total	22,331,332	$1.62		27,078,144

(1)
Reflects the weighted-average exercise price of 19,809,463 shares subject to options outstanding as of December 31, 2023 under our 2021 Equity Incentive Plan and 2012 Equity Incentive Plan. RSUs do not have exercise prices and, therefore, the weighted average exercise price did not take those awards into account.
(2)
Consists of our 2021 Equity Incentive Plan and 2012 Equity Incentive Plan.
(3)
Consists of an option grant approved by the independent members of our Board and made in reliance upon the exception for inducement grants to new employees under the NYSE American Company Guide.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

Since January 1, 2022, there has not been, nor is there currently proposed, any transaction in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors or executive officers, any nominee for director, any beneficial owner of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest, except as described below.

In November 2018, we, Asterias Biotherapeutics, Inc. (“Asterias”), and Patrick Merger Sub, Inc., a wholly owned subsidiary of ours, entered into an Agreement and Plan of Merger pursuant to which we agreed to acquire all of the outstanding common stock of Asterias in a stock-for-stock transaction (the “Asterias Merger”). The Asterias Merger closed in March 2019.

In October 2019, a putative class action lawsuit was filed challenging the Asterias Merger. The lawsuit (captioned Ross v. Lineage Cell Therapeutics, Inc., et al., C.A. No. 2019-0822) was filed in Delaware Chancery Court and named, among other defendants, us, Michael H. Mulroy, Alfred D. Kingsley, Richard T. LeBuhn and Aditya Mohanty. Mr. Mulroy is a member of our Board and was a former member of the Asterias board of directors. Mr. Kingsley was a former member of our Board and a former member of the Asterias board of directors. Messrs. LeBuhn and Mohanty were also former members of the Asterias board of directors, and Mr. Mohanty was a former member of our Board and our former chief executive officer. The lawsuit was brought by a purported stockholder of Asterias, on behalf of a putative class of Asterias stockholders, and asserted breach of fiduciary duty and aiding and abetting claims under Delaware law. In April 2022, the parties reached an agreement in principle to settle the lawsuit and, in October 2022, the plaintiff, on behalf of himself and all others similarly situated, us and Messrs. Mulroy, Kingsley, LeBuhn and Mohanty entered into a Stipulation and Agreement of Compromise and Settlement (the “Settlement Agreement”). The effectiveness of the Settlement Agreement was subject to court approval, which was obtained in February 2023. Pursuant to the terms of the Settlement Agreement, we and certain insurers of the defendants paid $10.65 million (the “Settlement Amount”) into a fund created for the benefit of the purported class and in consideration for the full and final release, settlement and discharge of all claims. Approximately $7.12 million of the Settlement Amount was funded by certain insurers and approximately $3.53 million was paid by us in cash. We and all defendants have denied, and continue to deny, the claims alleged in the lawsuit and the settlement does not reflect or constitute any admission, concession, presumption, proof, evidence or finding of any liability, fault, wrongdoing or injury or damages, or of any wrongful conduct, acts or omissions on the part any defendant.

In connection with the putative shareholder class action lawsuits filed challenging the Asterias Merger, including the lawsuit described in the paragraph above, we agreed to pay for the legal defense of Neal Bradsher, a member of our Board, and Broadwood Partners, L.P. (“Broadwood”), one of our shareholders and an affiliate of Mr. Bradsher, and Broadwood Capital, Inc., which manages Broadwood, all of which were named in the lawsuits. During the years ending December 31, 2023 and 2022, we incurred a total of approximately $5,000 and $27,000, respectively, in legal expenses on behalf of such parties. During 2022, we received approximately $118,000 from our D&O insurance carrier as reimbursement for a portion of the legal expenses we incurred on behalf of Broadwood.

On February 6, 2024, we entered into a stock purchase agreement with certain investors relating to the purchase and sale in a registered direct offering of an aggregate of 13,461,540 common shares. The offering price was $1.04 per common share. The offering closed on February 8, 2024. Broadwood purchased 6,730,770 common shares in the offering, and Don M. Bailey, a member of our board of directors, purchased approximately 100,000 common shares in the offering.

As of December 31, 2023 and 2022, we owned approximately 7,500 shares and 56,000 shares, respectively, of Oncocyte common stock, which, based on the respective closing prices of Oncocyte common stock (OCX) on those dates, had a fair market value of approximately $19,000 and $0.4 million, respectively. As of April 25, 2024, Broadwood may be deemed to be the beneficial owner of 19.99% of the outstanding common stock of OncoCyte. Mr. Bradsher, one of our directors, may be deemed to beneficially own the shares owned by Broadwood. Mr. Kingsley, a former member of our Board, was also a former director of OncoCyte. All of our decisions regarding transactions in shares of OncoCyte were and are made by an independent committee of our Board in which neither Messrs. Kingsley nor Bradsher participated or participate.

Related Person Transaction Policy

We have adopted a related person transaction policy that applies to transactions exceeding $120,000 in which any of our officers, directors, 5% Shareholders, or any member of their immediate family, has a direct or indirect material interest, determined in accordance with the policy (a “Related Person Transaction”). A Related Person Transaction must be reported to our Chief Financial Officer and General Counsel or outside legal counsel and will be subject to review and approval by our Audit Committee prior to effectiveness or consummation, to the extent practical. In addition, any Related Person Transaction that is ongoing in nature will be reviewed by our Audit Committee annually to ensure that the transaction has been conducted in accordance with any previous approval and that all required disclosures regarding the transaction are made.

As appropriate for the circumstances, our Audit Committee will review and consider:

•
the interest of the officer, director, beneficial owner of more than 5% of our common shares, or any member of their immediate family (“Related Person”) in the Related Person Transaction;
•
the approximate dollar value of the amount involved in the Related Person Transaction;
•
the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss;
•
whether the transaction was undertaken in the ordinary course of our business;
•
whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits of the transaction to us; and
•
any other information regarding the Related Person Transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our Audit Committee will review all relevant information available to it about a Related Person Transaction. Our Audit Committee may approve or ratify the Related Person Transaction only if our Audit Committee determines that, under all of the circumstances, the transaction is in, or is not in conflict with, our best interests. Our Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the Related Person in connection with approval of the Related Person Transaction. In addition, our Audit Committee has authority to, in its sole discretion, review and approve transactions, arrangements and relationships in which we are a participant, any of our officers, directors, 5% Shareholders, or any member of their immediate family, has a direct or indirect material interest, and the amount involved is $120,000 or less.

A copy of our Related Person Transaction Policy can be found on our website at https://investor.lineagecell.com/corporate-governance/highlights.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

The SEC has adopted rules that permit companies and brokers, banks or other intermediaries to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability or only one set of other annual meeting materials addressed to those shareholders (unless otherwise requested by one or more of such shareholders). This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and reduces duplicate mailings and saves significant printing and postage costs as well as natural resources.

Brokers, banks and other intermediaries with account holders who are our shareholders may be householding our proxy materials. A single Notice of Internet Availability may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from us (if you are a shareholder of record) or from your broker, bank or other intermediary (if you are a beneficial owner) that we or they will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability, or if you currently receive multiple copies and would like to request a single copy, you may notify your broker if you are a beneficial owner, or if you are a shareholder of record, (1) direct your written request to us at Lineage Cell Therapeutics, Inc., 2173 Salk Avenue, Suite 200, Carlsbad, CA 92008, Attention: Corporate Secretary or (2) contact us by telephone at 442-287-8963. Upon written or oral request to us, we will promptly deliver a separate copy of the Notice of Internet Availability, or annual report and proxy statement, to any shareholder at a shared address to which a single copy of such material was delivered.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholders who seek to have their proposals of business matters be considered for inclusion in our proxy materials for next year’s annual meeting of shareholders must notify us of such intention by written notice. The proposal of an item of business or action must be received at our principal executive offices no later than the close of business on December 30, 2024, which is 120 days prior to the one-year anniversary of the date this Proxy Statement was released to shareholders, unless the date of next year’s annual meeting is changed by more than 30 days from the anniversary of the date of the Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. All such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act to be considered for inclusion in our Proxy Statement and form of proxy relating to the annual meeting.

In addition, our amended and restated bylaws set forth an advance notice procedure applicable to shareholders who intend (1) to present an item of business before or conduct business at an annual meeting of shareholders, but not for inclusion in our proxy materials pursuant to Rule 14a-8, or (2) to directly nominate individuals for election at an annual meeting other than the director candidates that will be included in our proxy statement for such meeting. For such shareholder proposals of business and director nominations to be brought before an annual meeting, the proposing shareholders are required to give timely written notice regarding the proposal or nomination, to provide the information specified in our amended and restated bylaws, such as information about the shareholder and Lineage securities held by such shareholder, a brief description of the proposed business, reasons for proposing the business, and in the case of nominations, certain information about the person whom the proposing shareholder wishes to nominate for election or re-election as a director, and otherwise satisfy all other requirements set forth in our amended and restated bylaws. In order to meet the deadline for timely notice for next year’s annual meeting, such notice of the proposal or nomination must be received at our principal executive offices no later than the close of business on March 13, 2025, which is 90 days prior to the one-year anniversary of the Meeting. However, if the date of next year’s annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no later than the later of the close of business on the 90th calendar day prior to such annual meeting and the close of business on the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Shareholders are advised to review our amended and restated bylaws to ensure compliance with the specified requirements as to the form and content of a shareholder’s notice.

Any notice of director nomination submitted to us must also include the additional information required by Rule 14a-19(b) under the Exchange Act. Therefore, in addition to satisfying the deadlines for timely notice of a proposed director nominee, shareholders who intend to solicit proxies in support of nominees submitted in accordance with the foregoing advance notice provisions must further provide notice of proxy solicitation in support of director candidates other than Lineage’s nominees, as required under Rule 14a-19, no later than March 13, 2025, which is 90 days prior to the one-year anniversary of the Meeting.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, without exhibits, may be obtained by a shareholder without charge, upon written request to the Corporate Secretary of Lineage. At a shareholder’s request, we will also furnish any exhibit to such Annual Report upon the payment of a fee to cover our reasonable expenses in furnishing such exhibit.

styleIPC P.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Your control number Scan QR for digital voting Internet: Lineage Cell Therapeutics, Inc. Annual Meeting of Shareholders www.proxypush.com/LCTX • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote For Shareholders of Record as of April 19, 2024 Phone: 1-866-490-6839 Tuesday, June 11, 2024, 8:00 AM, Pacific Time • Use any touch-tone telephone 2173 Salk Avenue Suite 200 Carlsbad, CA 92008 • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:59 PM, Eastern Time, June 10, 2024. This proxy is being solicited on behalf of the board of directors for the 2024 annual meeting of shareholders The undersigned hereby appoints Brian M. Culley and Jill A. Howe (the "Named Proxies"), as proxies and true and lawful attorneys-in-fact of the undersigned, with full power of substitution, and hereby authorizes them, and each or either of them, to represent and vote all the common shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Lineage Cell Therapeutics, Inc. to be held on June 11, 2024 at 8:00 a.m. Pacific Time, or any adjournment or postponement thereof, as designated on the reverse side of this proxy card and as the Named Proxies deem advisable, in their discretion, on any other matter as may properly come before the meeting or any adjournment or postponement thereof, revoking any other proxy heretofore given. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted in accordance with the recommendations of the board of directors. If other matters are properly brought before the meeting or any adjournment or postponement thereof, the Named Proxies are authorized to vote on those matters as the Named Proxies, or either of them, deem advisable, in their discretion. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the board of directors’ recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Lineage Cell Therapeutics, Inc. Annual Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH NOMINEE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 PROPOSAL 1. To elect eight directors to hold office until the 2025 annual meeting of shareholders and until their respective successors are duly elected and qualified. FOR 1.01 Dipti Amin #P2# 1.02 Deborah Andrews #P3# 1.03 Don M. Bailey #P4# 1.04 Neal C. Bradsher #P5# 1.05 Brian M. Culley #P6# 1.06 Anula Jayasuriya #P7# 1.07 Michael H. Mulroy #P8# 1.08 Angus C. Russell #P9# FOR 2. To ratify the appointment of WithumSmith+Brown, PC as our independent registered public #P10# accounting firm for our fiscal year ending December 31, 2024. 3. To approve, on an advisory basis, the compensation paid to our named executive officers. #P11# 4. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof. BOARD OF DIRECTORS YOUR VOTE RECOMMENDS WITHHOLD FOR #P2# FOR #P3# FOR #P4# FOR #P5# FOR #P6# FOR #P7# FOR #P8# FOR #P9# AGAINST ABSTAIN FOR #P10# #P10# FOR #P11# #P11# Check here if you would like to attend the meeting in person. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)